                                                                   EXHIBIT 10.17


[LOGO] (R)CITY NATIONAL BANK


                                REVOLVING NOTE

$10,000,000.00                                         Sherman Oaks, California
                                                                     May 3, 2000


     On May 31, 2001, Digital Insight Corporation, a Delaware corporation ("Borrower"), promises to pay to the order of City National Bank, a national banking association ("CNB"), at its office in this city, in United States Dollars and in immediately available funds, the principal sum of Ten Million Dollars ($10,000,000.00) ("Revolving Credit Commitment"), or so much thereof as may be advanced and be outstanding, with interest thereon to be computed on each advance from the date of its disbursement at a rate computed on a basis of a 360-day year, actual days elapsed, equal to the "Prime Rate" of CNB, as it exists from time to time, per year. "Prime Rate" shall mean the rate most recently announced by CNB at its principal office in Beverly Hills, California, as its "Prime Rate." Any change in the Prime Rate shall become effective on the same business day on which the Prime Rate shall change, without prior notice to Borrower.

     As provided herein, the principal of this Note may be borrowed, repaid and reborrowed from time to time prior to maturity, provided at the time of any borrowing no Event of Default (as hereinafter defined) exists, and provided further that the total borrowings outstanding at any one time shall not exceed the Revolving Credit Commitment less outstanding Letters of Credit. Each borrowing and repayment hereunder shall be noted in the books and records of CNB. The excess of borrowings over repayments shall evidence the principal balance due hereon from time to time and at any time. Borrowings hereunder shall be presumed to have been made to or for the benefit of Borrower when made as noted in such books and records.

     Interest accruing on this Note shall be payable on the last day of each month, commencing May 31, 2000.

     A Commitment Fee shall be payable at the end of each fiscal quarter, in arrears, and shall be equal to 0.25 percent (1/4%), on an annual basis, of the average daily difference between the Revolving Credit Commitment and the aggregate of Revolving Credit Loans and Letters of Credit outstanding.

     The occurrence of any of the following shall constitute an "Event of Default" hereunder, if not cured after ten (10) days written notice thereof given by CNB to Borrower.

1. Failure to make any payment of principal or interest when due under this Note;

2. Filing of a petition by or against Borrower under any provision of the Bankruptcy Code;

3. Appointment of a receiver or an assignee for the benefit of creditors for Borrower;

4. Commencement of dissolution of liquidation proceedings or the disqualification (under any applicable law or regulation) of Borrower;

5. Any financial statement provided by Borrower to CNB is materially false or misleading;

6. Any material default in the payment or performance of any obligation, or an acceleration of any payment obligations based on any material default under any provision of any contract or instrument pursuant to which Borrower has incurred any obligation for borrowed money, any purchase obligation or any other liability of any kind to any person or entity, including CNB;

7. Any sale or transfer of all or a substantial part of the assets of Borrower other than in the ordinary course of business;

8. Any material violation, breach or default under this Note, any letter agreement, guaranty, security agreement, deed of trust, subordination agreement or any other contract or instrument executed in connection with this Note or securing this Note;

9. Failure of Borrower to furnish CNB, within the times specified, the following statements:

     9.1 Within sixty (60) days after the end of each quarterly accounting period of each fiscal year, a copy of Borrower's Form 10-Q, or in lieu thereof, a financial statement consisting of not less than a balance sheet, and income statement, reconciliation of net worth and statement of cash flows, with notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, which financial statement may be internally prepared;

     9.2 Within one hundred twenty (120) days after the close of each fiscal year, a copy of Borrower's Form 10-K, or in lieu thereof, a copy of the annual audit report for such year for Borrower and the Subsidiaries including therein a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, the balance sheet, income statement and statement of cash flows to be audited by a certified public accountant acceptable to CNB, and certified by such accountants to have been prepared in accordance with generally accepted accounting principles consistently applied and accompanied by Borrower's certification as to whether any event has occurred which constitutes an Event of Default, and if so, stating the facts with respect thereto;

     9.3 Prior to the consummation of a acquisition, a proforma statement as to Borrower's compliance with the financial covenants set forth in
            Section 10, below, where such acquisition is valued at more than One Hundred Million Dollars ($100,000,000.00) on a pooling of interests basis or Twenty Million Dollars ($20,000,000.00) on a purchase basis;

     9.4 The Federal Income Tax Return for Borrower within ten (10) days after its filing of each Return, respectively; and

     9.5 Such additional information, reports and/or statements as CNB may, from time to time, reasonably request.

10.  Failure of Borrower to maintain the following:

     10.1   Tangible Net Worth of not less than $13,000,000.00 at all times;

     10.2 A ratio of Total Senior Liabilities to Tangible Net Worth of not more than 1.5 to 1 at all times; and

     10.3 Quarterly operating losses, excluding extraordinary charges and acquisition related costs, not to exceed:

           10.3.1 $9,000,000.00 for the fiscal quarter ending June 30, 2000;

           10.3.2 $8,000,000.00 for the fiscal quarter ending September 30, 2000;

           10.3.3 $7,000,000.00 for the fiscal quarter ending December 31, 2000; and

           10.3.4 $5,000,000.00 for each fiscal quarter ending thereafter.

     10.4 Liquid Assets at all times of not less than the greater of (a) Twice the amount of Revolving Credit Loans and other bank debt outstanding, or (b) the total cash expenditures for capital assets during the prior two (2) fiscal quarters.

     For purposes of this Note, the following terms have the following meanings:

     "Liquid Assets" shall mean the sum of cash, cash equivalents and Marketable Securities held by Borrower or held in Borrower's name upon which there is no security interest, lien or other encumbrance.

     "Marketable Securities" shall mean "margin stock" as defined in Regulation U of the Federal Reserve Board; bonds and other debt securities of United States corporations not falling within the definition of "margin stock" with a credit quality rating of at least A by Standard & Poors or A2 by Moody's; obligations of the United States government or agencies thereof; and obligations of any state, territory, municipality or other local governmental subdivision or entity of the United States, with a credit quality rating of at least A by Standard & Poors or A2 by Moody's.

     "Subordinated Debt" shall mean indebtedness of Borrower or any Subsidiary the repayment of principal and interest of which is subordinated to CNB, on terms satisfactory to CNB.

     "Tangible Net Worth" shall mean the total of all assets appearing on a balance sheet prepared in accordance with generally accepted accounting principles consistently applied for Borrower and the Subsidiaries on a consolidated basis, minus (a) all intangible assets, including, without limitation, unamortized debt discount, affiliate, employee and officer receivables or advances, goodwill, research and development costs, patents, trademarks, the excess of purchase price over underlying values of acquired companies, any covenants not to compete, deferred charges, copyrights, franchises and appraisal surplus; minus (b) all obligations which are required by generally accepted accounting principles consistently applied to be reflected as a liability on the consolidated balance sheet of Borrower and the Subsidiaries; minus, (c) the amount, if any, at which shares of stock of a non-wholly owned Subsidiary appear on the asset side of Borrower's consolidated balance sheet, as determined in accordance with generally accepted accounting principles consistently applied; minus (d) minority interests; and minus (e) deferred income and reserves not otherwise reflected as a liability on the consolidated balance sheet of Borrower and the Subsidiaries.

     "Total Senior Liabilities" shall mean, as of any date of determination, the amount of all obligations that shall be reflected as a liability on a consolidated balance sheet of Borrower and the Subsidiaries prepared in accordance with generally accepted accounting principles, consistently applied, less Subordinated Debt.

     Upon the occurrence of any Event of Default, CNB, at its option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor all of which are expressly waived by Borrower, and CNB shall have no obligation to make any further advances hereunder. Borrower agrees to pay all costs and expenses, including reasonable attorneys' fees (which counsel may be CNB employees), expended or incurred by CNB (or allocable to CNB's in-house counsel) in connection with the enforcement of this Note or the collection of any sums due hereunder and irrespective of whether suit is filed. Any principal or interest not paid when due hereunder shall thereafter bear additional interest from its due date at a rate of five percent (5.0%) per year higher than the interest rate as determined and computed above, and continuing thereafter until paid.

     This Note and all matters relating thereto, shall be governed by the laws of the State of California.

"Borrower"                          Digital Insight Corporation, a
                                    Delaware corporation

                                    By: /s/ Kevin McDonnell
                                        ----------------------------------------
                                        Kevin McDonnell, Senior Vice President-
                                        Finance, Chief Financial Officer and
                                        Secretary

[LOGO OF CITY NATIONAL BANK]

                         COMMERCIAL SECURITY AGREEMENT

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   Principal       Loan Date      Maturity       Loan No     Call      Collateral        Account        Officer        Initials
$10,000.000.00    05-03-2000     05-31-2001       36232                                   643648          RL
----------------------------------------------------------------------------------------------------------------------------------
     References in the shaded area for Lender's use only and do not limit the applicability of this document to any particular loan or item.
                         Any item above containing "***" has been omitted due to text length limitations.
----------------------------------------------------------------------------------------------------------------------------------

Grantor:  DIGITAL INSIGHT CORPORATION, A DELAWARE                     Lender:   City National Bank
          CORPORATION                                                           Technology Group - Los Angeles #240000-002
          26025 MUREAU ROAD                                                     15260 Ventura Boulevard, 16th Floor
          CALABASAS, CA 91302                                                   Sherman Oaks, CA 91403

==================================================================================================================================

  THIS COMMERCIAL SECURITY AGREEMENT dated May 3, 2000, is made and executed between DIGITAL INSIGHT CORPORATION, A DELAWARE CORPORATION ("Grantor") and City National Bank, NA ("Lender").

  GRANT OF SECURITY INTEREST. For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

  COLLATERAL DESCRIPTION. The word "Collateral" as used in this Agreement means the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, in which Grantor is giving to Lender a security interest for the payment of the Indebtedness and performance of all other obligations under the Note and this
  Agreement:

     All Inventory, Chattel Paper, Accounts, Equipment and General Intangibles

  In addition, the word "Collateral" also includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

     (A) All accessions, attachments, accessories, tools, parts, supplies, replacements and additions to any of the collateral described herein, whether added now or later.

     (B) All products and produce of any of the property described in this Collateral section.

     (C) All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the property described in this Collateral section.

     (D) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section, and sums due from a third party who has damaged or destroyed the Collateral or from that party's insurer, whether due to judgement, settlement or other process.

     (E) All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

Despite any other provision of this Agreement, Lender is not granted, and will not have, a nonpurchase money security interest in household goods, to the extent such a security interest would be prohibited by applicable law. In addition, if because of the type of any Property, Lender is required to give a notice of the right to cancel under Truth in Lending for the Indebtedness, then Lender will not have a security interest in such Property unless and until such a notice is given.

CROSS-COLLATERALIZATION. In addition to the Note, this Agreement secures all obligations, debts and liabilities, plus interest thereon, of Grantor to Lender, or any one or more of them, as well as all claims by Lender against Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated and whether Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligations to repay such amounts may be or hereafter may become otherwise unenforceable.

RIGHT OF SETOFF. Grantor grants to Lender a contractual security interest in all Grantor's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which the grant of a security interest would be prohibited by law. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

GRANTOR'S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. With respect to the Collateral, Grantor represents and warrants to Lender that:

     Perfection of Security Interest. Grantor agrees to execute financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender. This is a continuing Security Agreement and will continue in effect even though all or any part of the Indebtedness is paid in full and even though for a period of time Grantor may not be indebted to Lender.

     Notices to Lender. Grantor will notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (1) change in Grantor's name, (2) change in Grantor's assumed business name(s), (3) change in management of Grantor,
     (4) change in the authorized signer(s), (5) change in Grantor's principal office address, (6) conversion of Grantor to a new or different type of business entity, or (7) change in any other aspect of Grantor that directly or indirectly relates to any agreements between Grantor and Lender. No change in Grantor's name will take effect until after Lender has been notified.

     No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any terms or condition of this Agreement.

     Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, as defined by the Uniform Commercial Code, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the

                         COMMERCIAL SECURITY AGREEMENT
                                  (Continued)
================================================================================

Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any Account becomes subject to a security interest in favor of Lender, the Account shall be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or previously shipped or delivered pursuant to a contract of sale, or for services previously performed by Grantor with or for the account debtor.

Location of the Collateral. Except in the ordinary course of Grantor's business, Grantor agrees to keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts or general intangibles, the records concerning the Collateral) at Grantor's address shown above or at such other locations as are acceptable to Lender. Upon Lender's request, Grantor will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor's operations, including without limitation the following: (1) all real property Grantor owns or is purchasing;
(2) all real property Grantor is renting or leasing; (3) all storage facilities Grantor owns, rents, leases, or uses; and (4) all other properties where Collateral is or may be located.

Removal of the Collateral. Except in the ordinary course of Grantor's business, including the sales of inventory, Grantor shall not remove the Collateral from its existing location without Lender's prior written consent. Grantor shall, whenever requested, advise Lender of the exact location of the Collateral.

Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Grantor's business, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While Grantor is not in default under this Agreement, Grantor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Grantor's business does not include a transfer in partial or total satisfaction of a debt or any bulk sale. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the security interests granted under this Agreement which should not be unreasonably withheld.

Title. Grantor represents and warrants to Lender that Grantor holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

Repairs and Maintenance. Grantor agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect. Grantor further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral.

Inspection of Collateral. Lender and Lender's designated representatives and agents shall have the right at all reasonable times to examine and inspect the Collateral wherever located.

Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use of operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized in Lender's sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings. Grantor further agrees to furnish Lender with evidence that such taxes, assessments, and governmental and other charges have been paid in full and in a timely manner. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized.

Compliance with Governmental Requirements. Grantor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion, is not jeopardized.

Hazardous Substances. Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used in violation of any Environmental Laws or for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any Hazardous Substance. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Collateral for Hazardous Substances. Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any Environmental Laws, and (2) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

Maintenance of Casualty Insurance. Grantor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least seven (7) days' prior written notice to Lender and not including any disclaimer of the insurer's liability for failure to give such a notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by an act, omission or default of Grantor or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest, Grantor will provide Lender with such loss payable or other endorsements as Lender may require. If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if Lender so chooses "single interest insurance," which will cover only Lender's interest in the Collateral.

Application of Insurance Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Collateral. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued

                       COMMERCIAL SECURITY AGREEMENT                      Page 3
                                  (Continued)
================================================================================

     proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

     Insurance Reserves. Lender may require Grantor to maintain with Lender reserves for payment of insurance premiums, which reserves shall be created by monthly payments from Grantor of a sum estimated by Lender to be sufficient to produce, at least fifteen (15) days before the premium due date, amounts at least equal to the insurance premiums to be paid. If fifteen (15) days before payment is due, the reserve funds are insufficient, Grantor shall upon demand pay any deficiency to Lender. The reserve funds shall be held by Lender as a general deposit and shall constitute a non-interest-bearing account which Lender may satisfy by payment of the insurance premiums required to be paid by Grantor as they become due. Lender does not hold the reserve funds in trust for Grantor, and Lender is not the agent of Grantor for payment of the insurance premiums required to be paid by Grantor. The responsibility for the payment of premiums shall remain Grantor's sole responsibility.

     Insurance Reports. Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured; (5) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and
     (6) the expiration date of the policy. In addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.

GRANTOR'S RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS. Until default and except as otherwise provided below with respect to accounts, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral. Until otherwise notified by Lender, Grantor may collect any of the Collateral consisting of accounts. At any time an Event of Default exists, Lender may exercise its rights to collect the accounts and to notify account debtors to make payments directly to Lender for application to the Indebtedness. If Lender at any time has possession of any Collateral, whether before or after and Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's sole discretion, shall deemed appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Grantor fails to comply with any provision of the Agreement or any Related Documents, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Related Documents, Lender on Grantor's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand;
(B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity. The Collateral also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

     Default. Each of the following shall constitute and Event of Default under this Agreement: If not cured within ten (10) days of written notice thereof given by Lender to Grantor.

     Payment Default. Grantor fails to make any payment when due under the Indebtedness.

     Other Defaults. Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Grantor.

     Default in Favor of Third Parties. Should Grantor or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Grantor's property or Grantor's or any Grantor's ability to repay the Indebtedness or perform their respective obligations under this Agreement or any of the Related Documents.

     False Statements. Any warranty, representation or statements made or furnished to Lender by Grantor or on Grantor's behalf under this Agreement, the Note, or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

     Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason

     Insolvency. The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

     Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Grantor's accounts, including deposit accounts with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being and adequate reserve or bond for the dispute.

     Events Affecting Guarantor. Any of the preceding events occurs with respect to guarantor, endorser, surety, or accommodation party of any of the Indebtedness or guarantor, endorser, surety, or accommodation party dies or becomes incompetent.

     Adverse Change. A material adverse change occurs in Grantor's financial condition, or Lender believes the prospect of payment or

                      COMMERCIAL SECURITY AGREEMENT                      Page 4
                                  (Continued)

================================================================================

-- performance of the Indebtedness is significantly impaired.

   Insecurity. Lender in good faith believes itself insecure.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the California Uniform Commercial Code. In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

   Accelerate Indebtedness. With respect to each obligation constituting the Indebtedness as to which an Event of Default has occurred, Lender may declare the entire unpaid principal balance on and all accrued unpaid interest on such obligation or obligations (including, without limitation, the Note) immediately due and payable.

   Assemble Collateral. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

   Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender's own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least fifteen
   (15) days, or such lesser time as required by state law, before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

   Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the Rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

   Collect Revenues, Apply Accounts. Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in Lender's discretion transfer any Collateral into Lender's own name or that of Lender's nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not Indebtedness or Collateral is then due. For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents or title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

   Obtain Deficiency. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

   Other Rights and Remedies. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

   Election of Remedies. Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy will not bar any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

   Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

   Attorneys' Fees; Expenses. Grantor agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

   Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

   Governing Law. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of California. This Agreement has been accepted by Lender in the State of California.

   Preference Payments. Any monies Lender pays because of an asserted preference claim in Grantor's bankruptcy will become a part of the Indebtedness and, at Lender's option, shall be payable by Grantor as provided in this Agreement.

   No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of

                         COMMERCIAL SECURITY AGREEMENT
                                  (Continued)

================================================================================

     dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

     Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

     Power of Attorney. Grantor hereby appoints Lender as Grantor's irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral.

     Waiver of Co-Obligor's Rights. If more than one person is obligated for the Indebtedness, Grantor irrevocably waives, disclaims and relinquishes all claims against such other person which Grantor has or would otherwise have by virtue of payment of the Indebtedness or any part thereof, specifically including but not limited to all rights of indemnity, contribution or exoneration.

     Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

     Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Grantor's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.

     Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor's Indebtedness shall be paid in full.

     Time is of the Essence. Time is of the essence in the performance of this Agreement.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

     Account. The word "Account" means a trade account, account receivable, other receivable, or other right to payment for goods sold or services rendered owing to Grantor (or to a third party grantor acceptable to Lender).

     Agreement. The word "Agreement" means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

     Borrower. The word "Borrower" means DIGITAL INSIGHT CORPORATION, A DELAWARE CORPORATION, and all other persons and entities signing the Note in whatever capacity.

     Collateral. The word "Collateral" means all of Grantor's right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

     Default. The word "Default" means the Default set forth in this Agreement in the section titled "Default".

     Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
     Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

     Event of Default. The words "Event of Default" mean any of the Events of Default set forth in this Agreement in the Default section of this Agreement.

     Grantor. The word "Grantor" means DIGITAL INSIGHT CORPORATION, A DELAWARE CORPORATION.

     Hazardous Substances. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

     Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents. In addition, and without limitation, the term "Indebtedness" includes all amounts identified in the Cross-Collateralization, Revolving Line of Credit and Future Advances paragraphs as contained in one or more of the Related Documents.

     Lender. The word "Lender" means City National Bank, NA, its successors and assigns.

     Note. The word "Note" means the Note executed by Grantor in the principal amount of $10,000,000.00 dated May 3, 2000, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

                         COMMERCIAL SECURITY AGREEMENT                    Page 6
                                  (Continued)

================================================================================

     Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

GRANTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED MAY 3, 2000.


GRANTOR:


DIGITAL INSIGHT CORPORATION, A DELAWARE CORPORATION



By: /s/ Kevin McDonnell
   ------------------------------------------
   KEVIN P. MCDONNELL, CFO/SVP/SECRETARY of
   DIGITAL INSIGHT CORPORATION, A DELAWARE
   CORPORATION

================================================================================

[LOGO] (R)CITY NATIONAL BANK


                  Agreement for Issuance of Letters of Credit


     This Agreement for Issuance of Letters of Credit ("Agreement") is entered into as of May 3, 2000, by and between Digital Insight Corporation, a Delaware corporation ("Borrower") and City National Bank, a national banking association ("CNB").

1. Definitions. Capitalized terms used herein without definition shall have the same meanings as those set forth in that certain Revolving Note ("Note") of even date herewith executed by Borrower in favor of CNB in the original principal amount of $10,000,000.00.

2. Letter of Credit Facility. CNB shall, at the request of Borrower, at any time up to, but not including, May 31, 2001, and upon the terms and conditions set forth herein, issue commercial letters of credit and standby letters of credit (collectively, "Letters of Credit") for the account of Borrower. The aggregate face amount of outstanding Letters of Credit shall not at any time exceed the lesser of (a) $1,500,000.00, and (b) the Revolving Credit Commitment less the outstanding principal balance under the Note.

                    2.1. Issuance of Letters of Credit. Commercial Letters of Credit shall be issued for the purpose of financing the import of merchandise in accordance with an Irrevocable Letter of Credit Application and Security Agreement incorporated herein by this reference, as it may exist from time to time, subject to the terms of this Agreement in the event of any conflict herewith. Standby Letters of Credit shall be issued in accordance with an Irrevocable Standby Letter of Credit Application and Letter of Credit Agreement incorporated herein by this reference, as it may exist from time to time, subject to the terms of this Agreement in the event of any conflict herewith. All Letters of Credit shall be issued on the normal documentation used by CNB from time to time in accordance with the Uniform Customs and Practices for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 or the International Standby Practices 1998, whichever is applicable. Unless CNB otherwise agrees in writing, Commercial Letters of Credit shall expire no more than one hundred eighty (180) days after issuance. Unless CNB otherwise agrees in writing, no Letter of Credit may expire after May 31, 2002, unless CNB, at its discretion, agrees to extend the termination date of a Letter of Credit. Published CNB fees and charges shall apply to the issuance of Letters of Credit.

                    2.2. Reimbursement. Any drawing under a Letter of Credit shall be deemed an irrevocable request for an advance under the Note. Borrower's obligations to reimburse CNB may also be satisfied by charging Borrower's demand deposit account if requested by Borrower. CNB's obligation under this subsection to honor a draw and make an advance under the Note shall exist irrespective of the existence of any Event of Default.

               2.3. Existing Letter of Credit Number 000316.OD.1035 shall be deemed to be a Letter of Credit issued under this agreement.

3. Events of Default. The occurrence of any of the following with respect to Borrower or any guarantor of Borrower's obligations hereunder, shall constitute an "Event of Default" hereunder:

               3.1.  The occurrence of any Event of Default under the Note; or

               3.2. Any material violation, breach or default under, any application, letter agreement, guaranty, security agreement, deed of trust or any other contract or instrument executed in connection with this Agreement.

4. CNB's Remedies. Upon the occurrence of any Event of Default, CNB may, at its option, (a) declare the outstanding principal and accrued interest owed under the Note immediately due and payable; (b) terminate this Agreement as to any future liability or obligation of CNB, but without affecting the obligations owing by Borrower to CNB; and/or (c) exercise its rights and remedies under this Agreement, the Note, any agreement executed in connection with the issuance of any Letter of Credit, any security agreement or deed of trust securing the Note or this Agreement, and any or all of its rights and remedies under applicable law.

5. Miscellaneous. Borrower agrees to pay all costs and expenses, including reasonable attorneys' fees expended or incurred by CNB (or allocable to CNB's in-house counsel) in connection with the enforcement of this Agreement or the collection of any sums due hereunder and irrespective of whether suit is filed. This Agreement and all matters relating thereto, shall be governed by the laws of the State of California.

"Borrower"                    Digital Insight Corporation, a
                              Delaware corporation


                              By: /s/ Kevin McDonnell
                                  ----------------------------------------------
                                  Kevin McDonnell, Senior Vice President-
                                  Finance, Chief Financial Officer and
                                  Secretary


"CNB"                         City National Bank, a
                              national banking association


                              By: /s/ Robert Louk
                                  ----------------------------------------------
                                  Robert Louk, Vice President

                                       2